EXHIBIT 3.6


                                                              Adopted 05/11/01

                                    BYLAWS
                                      OF
                             VANDERBILT ABS CORP.


                             ARTICLE I. - OFFICES

1.1 Principal Office. The principal office of Vanderibilt ABS Corp. (the "Corporation") shall be located at such location as the Board of Directors may from time to time select. The Corporation may have such other offices as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.2 Registered Office. The address of the registered office of the Corporation, in the State of Delaware and the name of the registered agent at such address shall be specified in the Certificate of Incorporation, or, if subsequently changed, as specified in the most recent Certificate of Change filed pursuant to law.


                          ARTICLE II. - STOCKHOLDERS

2.1 Place of Meetings. All annual and special meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. In the absence of such designation, such meetings shall be held at the principal office of the Corporation.

2.2 Time of Annual Meetings; Business Transacted. The annual meeting of the stockholders shall be held at such time as may be specified by resolution by the Board of Directors. At such annual meetings, directors shall be elected, reports of the affairs of the Corporation shall be considered, and such other business as may properly come before the meeting may be transacted.

2.3 Persons Entitled to Call Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors.

2.4  Notice of Annual or Special Meetings.

         (a) Notice. The Secretary or Assistant Secretary shall cause written notice of each annual or special meeting to be given before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         (b) Time of Notice. Unless a different period is prescribed by law, notice of any meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         (c) Contents of Notice. Notice of any meeting of stockholders shall state the place, day and hour of the meeting and the purpose or purposes of the meeting. The notice required by this Section may be waived in writing signed by the person entitled to the notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereof in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.5 List of Stockholders Entitled to Vote. The Secretary shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not specified, at the place where the meeting is to be held, and shall be open to examination by any stockholder at any time during usual business hours for any purpose germane to the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The stock ledger shall be prima facie evidence as to whom are the stockholders entitled to examine the stock ledger or such list or to vote at any meeting of stockholders.

2.6  Fixing Record Date.

         (a) Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) Dividends and other Distributions and or Allotments. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

2.7  Quorum and Required Vote.

         (a) Quorum of Stockholders and Vote. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of shares of stock entitled to vote and having a majority of the votes entitled to be cast shall constitute a quorum at a meeting of stockholders. If a quorum is present, in all matters other than the election of directors the affirmative vote of a majority of the votes entitled to be cast at the meeting shall be the act of the stockholders, unless the vote of a greater number on the matter being voted upon is required by statute, the Certificate of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except as otherwise provided by statute or the Certificate of Incorporation. Where a separate vote by a class or classes or series is required with respect to any matter, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter and, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or classes or series. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment not withstanding the withdrawal of enough stockholders to leave less than a quorum.

         (b) Adjournment. Any meeting of stockholders may be adjourned from time to time, whether or not there is a quorum, by the chairman of the meeting or the stockholders holding shares representing a majority of the votes entitled to be cast. Except as otherwise provided in these Bylaws, when a meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy granted in accordance with Delaware law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.9 Participation in Meetings by Conference Telephone. Stockholders may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

2.10 Voting by Voice and Ballot. Voting by stockholders in elections for directors at a meeting called for that purpose shall be by ballot or other method determined by the chairman, and voting as to all other matters voted upon at a meeting shall be by voice or by ballot as directed by the chairman of the meeting.

2.11 Voting of Shares by Certain Holders. The rights of persons in whose names shares stand on the stock records of the Corporation to vote or execute consents is subject to the following provisions:

         (a) No Voting of Treasury Shares. Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         (b) Voting of Shares Standing in the Name of Another Corporation or Business Entity. Except as otherwise provided in this Section, shares standing in the name of another corporation or business entity, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws or other governing agreement of such corporation or business entity may prescribe or, in the absence of such provision, as the board of directors or governing body of such corporation or business entity may determine.

         (c) Voting of Shares Held by Administrator, Executor, Guardian, Conservator or Trustee. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name and no corporate trustee shall be entitled to vote shares held by it solely in a fiduciary capacity for the election of directors if such shares are shares issued by the corporate trustee itself.

         (d) Voting of Shares Standing in the Name of, Held by or Under the Control of a Receiver. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

         (e) Voting of Shares by Pledgee. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         (f) Joint Owners of Stock. If shares or other securities having voting powers stand of record in the names of two (2) or more persons, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship where in it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, such person's act binds all; (b) if more than one votes, the act of a majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief provided by the General Corporation Law of the State of Delaware. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split interest.

2.12 Inspectors of Elections.

         (a) Appointment of Inspectors of Elections. In advance of any meeting of stockholders, the Board of Directors may appoint one (1) or more inspectors of elections to act at such meeting or any adjournment thereof. If an inspector of elections is not appointed, the chairman of any such meeting may make such appointment at the meeting. The number of inspectors shall be determined by the Board of Directors if it makes the appointment in advance of the meeting or by the chairman of the meeting if he makes the appointment at the meeting. The inspectors of elections may be officers or employees of the Corporation or any subsidiaries of the Corporation or such other persons as may be selected as hereinabove provided; provided, however, that no inspector shall be a candidate for election as a director. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the person or officer acting as chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         (b) Duties of Inspectors. The inspectors of elections shall (i) ascertain the number of shares outstanding and the voting rights of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies and ballots; (ii) determine all challenges and questions in any way arising in connection with the vote; (iii) count and tabulate all votes and ballots; (iv) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and (v) perform such other acts as may be proper to conduct the election or vote with fairness to all stockholders. The decision, act, or certificate of a majority of the inspectors shall be effective in all respects as the decision, act, or certificate of all.

         (c) Report of Inspectors. On request of the chairman of the meeting, or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and shall execute a certificate of any fact found by them.

2.13 Conduct of Stockholders Meetings. Stockholders meetings shall be presided over by the Chairman of the Board, or, in his absence, by the President of the Corporation or, if the President is absent, a chairman of the meeting chosen by a majority of the votes of shares present in person or by proxy. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, if no such officer is present, a person designated by the chairman of the meeting, shall act as secretary of the meeting. The precedence of, and procedure on, motions and other procedural matters at such meetings shall be as determined by the chairman of the meeting, in his sole discretion, provided that he acts in a manner not inconsistent with law, with the Certificate of Incorporation or with these Bylaws. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.14 Notification of Stockholder Business. All business properly brought before an annual meeting of stockholders shall be transacted at such meeting and shall be in brought before and transacted at such meeting in accordance with applicable law.

2.15 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested.

                       ARTICLE III. - BOARD OF DIRECTORS

3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by its Board of Directors subject to limitations imposed by law, the Certificate of Incorporation or these Bylaws as to action which requires authorization or approval by the stockholders.

3.2 Number, Tenure and Qualifications. The authorized number of directors of the Corporation shall be at least one (1) but no greater than three (3) and, the number of directors shall be fixed by the Board within such parameters. Directors need not be stockholders unless so required by the Certificate of Incorporation.

3.3 Term of Directors. Directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No increase in the number of directors constituting the Board of Directors shall have the effect of shortening the term of any then incumbent director.

3.4 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors and any newly created directorships resulting from an increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders, be filled by the affirmative vote of a majority of the remaining Directors, even though such Directors may constitute less than a quorum of the Board of Directors. In the event that there are no remaining Directors, then the vacancy or vacancies occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the holders of record of the class of stock entitled to vote for the election of such Director or Directors, subject to the provisions of the Certificate of Incorporation. A Director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders.

3.5 Compensation. Except as otherwise provided by resolution of the Board of Directors, each directors shall serve without compensation for their services as directors. If any director shall serve as a member of any committee of the Board of Directors or perform special services at the instance of the Board of Directors, such director may be paid such compensation as the Board of Directors may determine. Each director shall be entitled to reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum.

3.6 Designation of Committees. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board of Directors designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have any power or authority in reference to those matters prohibited by Section 141(c) of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. If provision be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and who, in such event, shall be counted in determining the presence of a quorum. Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.7 Director or Committee Member Relying Upon Certain Reports and Records Protected. A director or a member of a committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, committees of the Board of Directors or by any other person as to matters the director or member reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

3.8 Resignation of Directors. Any director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation, or to the Board of Directors. Such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.9 Removal of Directors. Except as otherwise provided in the Certificate of Incorporation, any Director may be removed, either with or without cause, at any time, by a majority of the votes of the shares entitled to vote for the election of such Director.

                       ARTICLE IV. - DIRECTORS MEETINGS

4.1 Place of Meeting. All regular and special meetings of the Board of Directors shall be held as may be determined by the Board of Directors. In the absence of any such designation, such meetings shall be held at the principal office of the Corporation.

4.2 Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting shall be necessary and such meeting shall be held for the purpose of electing officers and transacting business as may lawfully come before it.

4.3 Regular Meetings. Regular meetings of the Board of Directors shall be held without call or notice immediately after the annual meeting of the stockholders, and at such other times as the Board of Directors may by resolution provide.

4.4 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by or at the request of the Chairman of the Board, the President or any director.

4.5 Notice of Special Meetings. The Secretary or Assistant Secretary or director calling such meeting shall give notice to each director of the time and place of holding each special meeting by mailing the notice at least thirty-six hours before the meeting or by causing the same to be transmitted by other means at least twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting subject to the provisions of this Article Three.

4.6 Notice of Adjourned Meetings. When a regular or special meeting of the Board of Directors is adjourned for thirty (30) days or more, notice of such adjourned regular or special meeting shall be given as in the case of a special meeting. When a regular or special meeting of the Board of Directors is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting other than by announcement at the regular or special meeting at which the adjournment is taken.

4.7 Waiver of Notice by Directors. Whenever any notice is required to be given to any director of the Corporation under any provision of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, or members of a committee or directors, need be specified in any written waiver of notice unless otherwise required by these Bylaws. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

4.8 Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a majority of a quorum as herein fixed, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director to vote.

4.9 Majority Action. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the Certificate of Incorporation or these Bylaws.

4.10 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors, or all of the members of the committee, and the written consent is filed with the minutes of the Board of Directors or the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

4.11 Action at Adjourned Meeting. At any adjourned meeting of the Board of Directors at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

4.12 Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, or if a Chairman has not been appointed or in his absence, the President, or in his absence, the most senior Vice President, or in the absence of such officer, a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as secretary of such meetings of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman presiding over such meeting may appoint any person to act as secretary of the meeting.

4.13 Participation in Meetings by Conference Telephone. Members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

                             ARTICLE V. - OFFICERS

5.1 Officers. The officers of the Corporation shall include, when and if designated by the Board of Directors, a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Chief Financial Officer, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one (1) or more Assistant Secretaries, one
(1) or more Assistant Treasurers, and such other officers and assistant officers as may be appointed in accordance with the provisions of Section 5.3 below. Any number of offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled for any period it may fix any office. None of the officers except the Chairman of the Board need be directors of the Corporation.

5.2 Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3, shall be elected by the Board of Directors at the annual meeting of the Board of Directors held immediately after the adjournment of the annual meeting of the stockholders. Failure to elect officers at any time designated for their election shall not work a dissolution of the Corporation. Each officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

5.3 Subordinate Officers, Agents and Employees. In addition to the officers described in Section 5.1 above, the Board of Directors may appoint such other officers or agents as may be deemed advisable, each of whom shall hold office for such period, have such authority, and perform such duties in the management of the property and affairs of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent herewith. The Board of Directors may delegate to any officer or committee the power to appoint and to remove any such subordinate officers, committees, or agents, to specify their duties and determine their compensation.

5.4 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

5.5 Removal of Officers or Agents. The Board of Directors may, with or without cause, remove any officer at any time or relieve any officer of any or all of his powers and duties and delegate such powers and duties to any other officer or to any director or directors; and the Board of Directors may terminate or suspend payment of salaries of officers so removed or so relieved. Election or appointment of an officer or agent shall not of itself create any contract right in favor of such officer or agent.

5.6 Resignations of Officers or Agents. Any officer or agent may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

5.7 Vacancies. A vacancy in any office, the holder of which is elected or appointed by the Board of Directors, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term of such office. A vacancy in any other office for any reason shall be filled by the Board of Directors, or any committee, or officer to whom authority in the premises may have been delegated by these Bylaws or by resolution of the Board of Directors.

                       ARTICLE VI. - DUTIES OF OFFICERS

6.11 President. The President shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors and, unless otherwise determined by resolution of the Board of Directors, shall be the Chief Executive Officer of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

6.22 Secretary. The Secretary shall have all powers and duties usually incident to the office of the Secretary of a corporation, except as specifically limited by a resolution of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

            ARTICLE VII. - INDEMNIFICATION OF DIRECTORS, OFFICERS,
                   EMPLOYEES OR AGENTS; LIABILITY INSURANCE

7.1  Action Against Party Because of Corporate Position.

         (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 7.1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this Section
7.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this
Section 7.1. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.2 Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.3 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this section.

7.4 Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ARTICLE VIII. - EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

8.1 Contracts and Other Documents. Contracts and other instruments or documents may be signed in the name of the Corporation by the Chairman of the Board, the President or by any other officer authorized to sign such contract, instrument, or document by the Board of Directors, and such authority may be general or confined to specific instances.

8.2 Dividends. Subject to the laws of the State of Delaware, the Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation.

8.3 Bank Accounts and Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies, or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

8.4 Signing of Checks and Drafts. Except as otherwise provided in these Bylaws, all checks, drafts, or other order for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

8.5 Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

                 ARTICLE IX. - ISSUANCE AND TRANSFER OF SHARES

9.1 Issuance of Certificates. Each stockholder of the Corporation shall be entitled to a certificate or certificates, in such form as shall be approved by the Board of Directors and required by law, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

9.2 Signatures on Stock Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice President and the Secretary, an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of any of these officers upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

9.3 Stock Transfer Books. A record of all certificates for shares issued by the Corporation shall be kept by the Secretary or an employee of the Corporation designated by the Secretary or by any transfer agent or registrar appointed pursuant to Section 9.4 below or by such other person as the Board of Directors shall designate by resolution at the principal office of the Corporation or at the office of such transfer agent or registrar. Such record shall show the name and address of the person, firm or corporation in which certificates for shares are registered, the number and classes of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled, the dates of cancellation thereof. The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock transfer books as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

9.4 Transfer Agents and Registrars. The Board of Directors may appoint one (1) or more transfer agents, registrars of other agents for the purpose of registering transfer of shares of the Corporation, issuing new certificates of shares of the Corporation and canceling certificates surrendered to the Corporation. Such agents and registrars shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Any such transfer agent, registrar or other agent shall be under a duty to the Corporation to exercise good faith and due diligence in performing his functions. Such transfer agent, registrar or other agent shall have, with regard to the particular functions he performs, the same obligation to the holder or owner of shares of the Corporation and shall have the same rights and privileges as the Corporation has in regard to those functions. Notice to a transfer agent, registrar or other such agent is notice to the Corporation with respect to the functions performed by the agent.

9.5 Replacement of Lost, Destroyed and Stolen Certificates. Where a certificate for shares of the Corporation has been lost, destroyed or stolen, the Corporation shall issue a new certificate in place of the original certificate if the owner: (i) files with the Corporation a sufficient indemnity bond; and (ii) satisfies any other reasonable requirements imposed by the Board of Directors of the Corporation.

9.6 Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (a) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (b) the certificate for the shares of capital stock being transferred, and (c) a written assignment of the shares of capital stock evidenced thereby.

9.7 Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

               ARTICLE X. - CORPORATE RECORDS, REPORTS, AND SEAL

10.1 Minutes of Corporate Meetings. The Corporation shall keep at its principal place of business a book of minutes of all proceedings of its stockholders and Board of Directors, with the time and place of holding of all meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares or members present or represented at stockholders meetings, and the proceedings thereof.

10.2 Inspection of Records and Properties by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation, and also of its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

10.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

10.4 Corporate Seal. The Board of Directors may, in its discretion, adopt a seal of the Corporation in such form as the Board may deem acceptable. The seal, if any, shall be used by causing it to be affixed or impressed or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors shall determine.


                 ARTICLE XI. - ADOPTION, AMENDMENT, AND REPEAL
                           OF BYLAWS BY STOCKHOLDERS

11.1 Power of Directors to Amend. Subject to any limitation or restriction imposed by or contained in the Corporation's Certificate of Incorporation, the Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation.

11.2 Power of Stockholders to Amend. Subject to any limitation or restriction imposed by or contained in the Corporation's Certificate of Incorporation, the stockholders shall have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws of the Corporation.